                                                                   EXHIBIT 10.36



                                LEASE AGREEMENT


                                BY AND BETWEEN


                          Beni Toledano, as Landlord


                                      AND


                          House of Blues Partnership
                       Management Corporation, as Tenant





                       Effective as of October 14, 1992

                               TABLE OF CONTENTS

                                                                                                 Page
1.  PROPERTY; GRANTING CLAUSE..................................................................    1
       1.1.  Property..........................................................................    1
       1.2.  Demised Premises..................................................................    1
       1.3.  Granting Clause...................................................................    1
       1.4.  Quiet Enjoyment...................................................................    1

2.  TERM.......................................................................................    1
       2.1.  Term..............................................................................    1
       2.2.  Renewal Options...................................................................    1
       2.3.  Right of First Refusal-Lease......................................................    1
       2.4.  Right of First Refusal-Sale.......................................................    2

3.  RENT.......................................................................................    3
       3.1.  Fixed Minimum Rent................................................................    3
              (a)  First Five Lease Years......................................................    3
              (b)  Sixth Lease Year............................................................    3
              (c)  Lease Years 7 through 15 - CPI Adjustments..................................    3
              (d)  Lease Years 16, 21, 26, and 31 - Market Value Adjustments...................    3
              (e)  Lease Years 17 through  20, 22 through 25, 27 through 30, and 32
                       through 35 - CPI Adjustments............................................    4
              (f)  CPI.........................................................................    4
              (g)  Payment of Fixed Minimum Rent...............................................    5
              (h)  Rent Credits................................................................    5
       3.2.  Percentage Rent...................................................................    5
              (a)  Percentage Rent.............................................................    5
              (b)  Payment of Percentage Rent..................................................    6
              (c)  Definition of Gross Sales...................................................    6
              (d)  Gross Sales Reports.........................................................    6
              (e)  Records.....................................................................    6
       3.3.  Taxes.............................................................................    6
              (a)  Real Estate Taxes...........................................................    6
              (b)  Tax Contributions...........................................................    6
              (c)  Payment of Tax Contributions................................................    7
              (d)  Proration of Tax Contributions..............................................    7
              (e)  Substitute and Additional Taxes.............................................    7
              (f)  Personal Property Taxes.....................................................    7
       3.4.  Insurance Contributions...........................................................    7
              (a)  Insurance Contributions.....................................................    7
              (b)  Payment of Insurance Contributions..........................................    8
              (c)  Proration of Insurance Contribution.........................................    8
       3.5.  Late Charges......................................................................    8
       3.6.  Place of Payment..................................................................    8

4.  UTILITIES AND SERVICES.....................................................................    8


5.   ENVIRONMENTAL MATTERS ..........................................................................................   9
        5.1.  Compliance with Environmental Laws ....................................................................   9
        5.2.  Definition of Hazardous Substances ....................................................................   9
        5.3.  Environmental Indemnification .........................................................................   9
        5.4.  Landlord's Representation and Warranty ................................................................   9

6.   ASSIGNMENT AND SUBLETTING ......................................................................................  10
        6.1. By Tenant ..............................................................................................  10
        6.2. By Landlord ............................................................................................  10

7.   USE ............................................................................................................  11
        7.1. Permitted Use ..........................................................................................  11
        7.2. Continuous Operations; Maximize Gross Sales ............................................................  11
        7.3. Cancellation of Insurance; Increase in Rates ...........................................................  11
        7.4. Compliance with Laws ...................................................................................  11

8.   ALTERATIONS, ADDITIONS AND IMPROVEMENTS.........................................................................  11
        8.1. Initial Construction ...................................................................................  11
        8.2. Elevators ..............................................................................................  12
               (a) Joint Use ........................................................................................  12
               (b) Alley Elevator Maintenance and Repairs ...........................................................  12
               (c) Access to Alley Elevators ........................................................................  12
        8.3.  Stairways. ............................................................................................  13
               (a) Joint Use. .......................................................................................  13
               (b) Maintenance and Repairs. .........................................................................  13
               (c) Access. ..........................................................................................  13
        8.4.  Alley .................................................................................................  13
               (a) Joint Use ........................................................................................  13
               (b) Maintenance and Repairs ..........................................................................  13
               (c) Drainage .........................................................................................  13
        8.5.    Utilities ...........................................................................................  13
        8.6.  Security for Initial Construction .....................................................................  14
        8.7.  Other Work ............................................................................................  14
        8.8.  Construction Requirements .............................................................................  14
        8.9.  Non-Liability of Landlord .............................................................................  15
        8.10. Signs .................................................................................................  15
        8.11. Facade ................................................................................................  15

9.  MAINTENANCE AND REPAIRS .........................................................................................  15
        9.1.  As Is Condition........................................................................................  15
        9.2.  Responsibility for Maintenance and Repairs. ...........................................................  16
        9.3.  Assumption of Responsibility...........................................................................  16

10.  OPERATIONS .....................................................................................................  16
       10.1.  Operations ............................................................................................  16
       10.2.  Refuse ................................................................................................  17
       10.3.  Assumption of Responsibility By Tenant.................................................................  17
       10.4.  Idemnity. .............................................................................................  17

11.  INSURANCE ......................................................................................................  17
       11.1.  Public Liability and Property Damage Insurance. .......................................................  17
       11.2.  Tenant's Fire and Casualty Insurance...................................................................  17

                                     -ii-

        11.3.  [Intentionally Omitted]..............................17
        11.4.  Landlord's Fire and Casualty Insurance...............18
        11.5.  Determination of Replacement Value...................18
        11.6.  Waiver of Subrogation................................18
        11.7.  Other Insurance Matters..............................18

12. DESTRUCTION.....................................................19
        12.1.  Destruction Due to Risk Covered by Insurance.........19
        12.2.  Destruction Due to Risk Not Covered By Insurance.....19
        12.3.  Extent of Landlord's Obligation to Restore...........19
        12.4.  Abatement of Reduction of Rent.......................19
        12.5.  Destruction During Last Part of the Term.............19
        12.6.  Tenant Shall Reopen..................................19

13. CONDEMNATION....................................................20
        13.1.  Total Taking.........................................20
        13.2.  Partial Taking.......................................20
        13.3.  Rebuilding...........................................20
        13.4.  Ownership of Award...................................20

14. DEFAULT.........................................................20
        14.1.  Events of Default/Notice Required....................20
        14.2.  Events of Default/No Notice Required.................20
        14.3.  Rights and Remedies..................................21
        14.4.  Security Agreement...................................22
        14.5.  Default by Landlord..................................23
        14.6.  Arbitration - Selected Issues........................23

15. ACCESS TO DEMISED PREMISES......................................23

16. TERMINATION OF LEASE............................................23
        16.1.  Termination of Lease.................................23
        16.2.  Holding Over.........................................24

17. SUBORDINATION, NONDISTURBANCE AND ATTORNMENT....................24
        17.1.  Subordination........................................24
        17.2.  Nondisturbance.......................................24
        17.3.  Attornment...........................................24
        17.4.  Subordination of Landlord's Lien.....................24

18. ESTOPPEL CERTIFICATES...........................................25

19. NOTICES.........................................................25

20. MISCELLANEOUS...................................................25
        20.1.  Exculpation..........................................25
        20.2.  No Waiver............................................25
        20.3.  Recording............................................26
        20.4.  Partial Invalidity...................................26
        20.5.  Broker's Commissions.................................26
        20.6.  Successors...........................................26
        20.7.  Miscellaneous........................................26

      20.8   Landlord and Tenant ............................................................  26
      20.9   Governing Law       ............................................................  27
      20.10  Time of the Essence ............................................................  27
      20.11  Light and View      ............................................................  27
      20.12  Gender and Number   ............................................................  27
      20.13  Headings            ............................................................  27

Exhibit:

      Exhibit A - Legal Description of the Property
      Exhibit B - Approved Plans
      Exhibit C - Description of the Exhibit C Work

                                LEASE AGREEMENT

          This Lease Agreement is entered into on this 15th day of October, 1992, by and between Beni Toledano, as Landlord, and House of Blues Partnership Management Corporation, a Delaware corporation, as Tenant. The effective date of this Lease is October 14, 1992.

1.  PROPERTY; GRANTING CLAUSE

     1.1  Property.  Attached hereto as Exhibit A is a legal description of the
          --------
property located at 215-25 Decatur Street, New Orleans, Louisiana (the "Property"). Attached hereto as Exhibit B are the plans for the renovation and improvement of the Property prepared by Billes/Manning Architects, project number 9203.00, consisting of Sheet No. 1, dated 9/4/92, revised 9/21/92, 9/25/92, 9/30/92 and 10/1/92 and Sheet No. 2, dated 10/1/92 (the "Approved
Plans"). Attached hereto as Exhibit C is a description of the structural, exterior and infrastructure improvements to the Building required to be performed by Tenant (the "Exhibit C Work"). for the purpose of this Lease, the Property, excluding the buildings and improvements, is referred to herein as the "Land." Furthermore, for the purposes of this Lease, the principal building on the Land is referred to herein as the "Building."

     1.2  Demised Premises.  The "Demised Premises" consists of (a) all of the
          ----------------
first two floors of the Building, including mezzanine areas located therein, but excluding the area to be occupied by the street elevator and street lobby identified on Sheet No. 1 of the Approved Plans as the "Excluded Area", (b) the portion of the Land consisting of the existing alley on the north side of the Building and the currently unimproved area in the rear of the Building, and (c) an area 14 feet by 20 feet on the roof of the Building (the "Roof Pad"), the location of which will be determined by Landlord and Tenant during Initial Construction (as defined in Section 8.1). Subject to the approval of applicable governmental authorities, if such approval is required, Landlord consents to the use by Tenant of the municipal address 225 Decatur Street as the municipal address of the Demised Premises.

     1.3  Granting Clause.  Subject to and on the terms and conditions of this
          ---------------
Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Demised Premises.

     1.4  Quiet Enjoyment.  Provided Tenant promptly and strictly pays and
          ---------------
performs all of its liabilities and obligations under this Lease, Landlord warrants in favor of Tenant the quiet and peaceable possession of the Demised Premises in accordance with La. Civil Code Article 2692(3) during the term of this Lease in accordance with the terms and conditions of this Lease.

2.  TERM

     2.1  Term.  The term of this Lease shall begin on the date of this Lease
          ----
and shall continue for a period of thirty-five (35) years. If the term does not begin on the first day of a month, then the number of days in the first partial calendar month shall be added to and become part of the term. The first Lease Year shall begin on the date of this Lease and shall include the first partial calendar month, if any, and the next twelve consecutive calendar months thereafter. Each succeeding Lease Year shall be a period of twelve consecutive calendar months beginning at the end of the preceding Lease Year.

     2.2  Renewal Options.  There are no renewal options.
          ---------------

     2.3  Right of First Refusal-Lease.  Tenant shall have a right of first
          ----------------------------
refusal to lease all or any portion of the remainder of the Building in accordance with the terms of this section 2.3. If Landlord desires to lease all or any portion of the remainder of the Building, Landlord shall first give to Tenant a notice (the "First Refusal Notice") stating that Landlord desires to lease all or a portion of the remainder of the Building and stating the terms and conditions upon which Landlord is willing to grant a new lease (the "Proposed Terms"). The First Refusal Notice shall constitute an offer by Landlord to Tenant to enter into a new lease on the Proposed Terms. Landlord may send a First Refusal Notice whether or not there is a prospective new tenant. Tenant may accept the offer and agree to enter into a new lease on the Proposed Terms by delivering to Landlord within 14 days after receipt of the First Refusal Notice Tenant's unqualified written acceptance of the offer. If Tenant accepts the offer, the terms of the new lease between Landlord and Tenant shall be the same as the terms of this Lease except as otherwise modified by the Proposed Terms and Landlord and Tenant shall enter into the new lease within 14 days after the date of Tenant's acceptance. If Tenant does not accept Landlord's offer, Landlord may enter into a new lease with any other person or entity on terms and conditions that are no more favorable financially to the new tenant than the Proposed Terms (considering both as a whole rather than comparing specific individual terms) at any time within 180 days after the expiration of Tenant's 14 day first refusal option period. Before entering into the new lease, Landlord shall deliver to Tenant for Tenant's review a copy of the new lease. Landlord may delete from the copy delivered to Tenant the name of the proposed new tenant, if known, and any other confidential information (such as proposed use) that is not relevant to Tenant's comparison of the financial terms of the new lease to the Proposed Terms. If Tenant fails to notify Landlord within 14 days after receipt of the new lease that the new lease, as a whole, is more favorable financially to the new tenant than the Proposed Terms, then any objection Tenant may have to the new lease shall be deemed waived.

       The provisions of the section 2.3 shall automatically terminate and Tenant shall not have first refusal rights with respect to any lease if the effective date of the lease is after the earlier to occur of (a) the termination of this Lease for any reason, or (b) the expiration of the fifteenth (15th) Lease Year. Furthermore, Tenant's right of first refusal shall not apply to any lease for residential and/or office purposes.

    2.4. Right of First Refusal-Sale. Tenant shall have a right of first refusal
         ---------------------------
to purchase the Property in accordance with the terms of this Section 2.4. If Landlord desires to sell the Property, Landlord shall first give to Tenant a notice (the "First Refusal Notice") stating that Landlord desires to sell the Property and stating the terms and conditions upon which Landlord is willing to sell (the "Proposed Terms"). The First Refusal Notice shall constitute an offer by Landlord to Tenant to sell the Property to Tenant on the Proposed Terms. Landlord may send a First Refusal Notice whether or not there is a prospective purchaser. Tenant may accept the offer and agree to purchase the Property on the Proposed Terms by delivering to Landlord within 14 days after receipt of the First Refusal Notice Tenant's unqualified written acceptance of the offer. If Tenant accepts the offer, Tenant shall purchase the Property from Landlord in accordance with the Proposed Terms. If Tenant does not accept Landlord's offer, Landlord may sell the Property to any other person or entity on terms and conditions that are no more favorable financially to the prospective purchaser than the Proposed Terms (considering both as a whole rather than comparing specific individual terms) at any time within 180 days after the expiration of Tenant's 14 days first refusal option. Before entering into the sale, Landlord shall deliver to Tenant for Tenant's review a copy of the proposed sale. Landlord may delete from the copy delivered to Tenant the name of the proposed purchaser, if known, and any other confidential information that is not relevant to Tenant's comparison of the financial terms of the proposed sale to the Proposed Terms. If Tenant fails to notify Landlord within 14 days after receipt of the proposed sale that the proposed sale, as a whole, is more favorable financially to the prospective purchaser than the Proposed Terms, then any objection Tenant may have to the proposed sale shall be deemed waived.

       The provisions of this Section 2.4 shall automatically terminate and Tenant shall not have any first refusal rights with respect to a sale of the Property if the effective date of the sale is after the earlier to occur of (a) the termination of this Lease for any reason, or (b) the expiration of the fifteenth (15th) Lease Year. After the expiration of the fifteenth (15th) Lease Year, Landlord agrees that as long as the Lease remains in effect Landlord will give Tenant a written notice of Landlord's intention to sell before entering into a binding agreement to sell, although this agreement to give notice is not a right of first refusal.

          Notwithstanding the foregoing, Tenant's right of first refusal shall not apply to a sale or other transfer (a) between or among the persons or entities who constitute Landlord, (b) to one or more of the relatives (as defined below) of one or more of the persons who constitute Landlord, (c)to one or more trusts in which the principal beneficiaries are one or more of the persons described in clauses (a) and (b) above, (d) to one or more legal entities (i. e., partnership, corporation, limited liability company or like entity) in which the majority of the voting interests is owned by one or more of the persons described in clauses (a) and (b) above, or (e) to a judicial sale in execution of a mortgage affecting the Property now or hereafter granted by Landlord or a dation en palement to a mortgagee in lieu of foreclosure. A
              ------ -- --------
"relative" as used above in clause (b)means any ascendant, descendant, sibling or spouse.

3.   RENT

     3.1.    Fixed Minimum Rent.
             ------------------

             (a)  First Five Lease Years. During the first five Lease Years, the
                  ----------------------
fixed minimum rent shall be Twelve Thousand One Hundred and no/100 Dollars ($12,100.00) per month.

             (b)  Sixth Lease Year. The monthly fixed minimum rent payable in
                  ----------------
the sixth Lease Year shall be the amount payable in the fifth (5th) Lease Year increased proportionately with the increase in the CPI (as defined below) over the previous five year period in accordance with the following formula. The monthly fixed minimum rent in the sixth Lease Year shall be equal to the amount determined by multiplying (i) Twelve Thousand One Hundred and no/100 ($12,100.00) by (ii) a fraction, the numerator of which is the CPI for the month that is two months before the beginning of the sixth Lease Year and the denominator of which is the CPI for the month that is two months before the beginning of the term of this Lease. Notwithstanding the foregoing, the monthly fixed minimum rent in the sixth Lease Year shall never be less than the monthly fixed minimum rent payable in the fifth Lease Year.

             (c)  Lease Years 7 through 15 -- CPI Adjustments. During the
                  -------------------------------------------
seventh through fifteenth Lease Years, the monthly fixed minimum rent shall increase annually at the beginning of each Lease Year proportionately with the increase in the CPI over the immediately preceding Lease Year in accordance with the following formula. The monthly fixed minimum rent in each of Lease years seven through fifteen shall be equal to the amount determined by multiplying (i) the monthly fixed minimum rant payable in the immediately preceding Lease Year by (ii) a fraction, the numerator of which is the CPI for the month that is two months before the beginning of the then current Lease Year and the denominator of which is the CPI for the month that is two months before the beginning of the immediately preceding Lease Year. For example, if the monthly fixed minimum rent in the eighth Lease Year is $15,000.00, the CPI for the month that is two months before the beginning of the ninth Lease Year is 150 and the CPI for the month that is two months before the beginning of the eighth Lease Year is 140, then the monthly fixed minimum rent in the ninth Lease Year would be $ 16,071.43 ($15,000.00 X 150/140 = $16,071.43). Notwithstanding the foregoing, the monthly fixed minimum rent payable in any Lease Year shall never be less than the monthly fixed minimum rent payable in the immediately preceding Lease Year.

             (d)  Lease Years 16, 21, 26 and 31 -- Market Value Adjustments. The
                  ---------------------------------------------------------
monthly fixed minimum rent in Lease Years 16, 21, 26 and 31 shall be the then current fair market rental value of the Demised Premises determined without consideration of the improvements to the Demised Premises made by Tenant (hereafter the "FMRV w/o Improvements"). Upon written request from Tenant deli-vered to Landlord not more than one year and not less than nine months before the beginning of Lease Year 16, 21, 26 or 31, Landlord and Tenant agree to negotiate in good faith in an attempt to determine the FMRV w/o Improvements. If Landlord and Tenant are unable to agree on the FMRV w/o Improvements, Tenant may, by delivering written notice to Landlord not less than eight months before the beginning of Lease Year 16, 21, 26 or 31, elect to determine the FMRV w/o Improvements by appraisal. If Tenant initiates the appraisal process, Landlord and Tenant shall each appoint an appraiser and the two appraisers shall select a third appraiser. Each of the three appraisers shall independently determine the FMRV w/o Improvements. The monthly fixed minimum rent for Lease Year 16, 21, 26 or 31 shall be the average of the amounts determined by the three appraisers; provided, however, the monthly fixed minimum rent shall never be less than the amount payable in the previous Lease Year. Each appraiser shall be a member in good standing of the Appraisal Institute (or its successor organization) having at least seven years experience in the valuation of commercial real estate in New Orleans, Louisiana and must be unaffiliated with and independent from Landlord and Tenant. Each party shall be responsible for the fees and expenses of the appraiser selected by it, and the fees and the expenses of the third appraiser shall be split equally between Landlord and Tenant.

                 (e) Lease Years 17 through 20, 22 through 25, 27 through 30,
                     --------------------------------------------------------
and 32 through 35--CPI Adjustments. The monthly fixed minimum rent in Lease
----------------------------------
Years 17 through 20, 22 through 25, 27 through 30 and 32 through 35 shall increase annually at the beginning of each Lease Year proportionately with the increase in the CPI over the immediately preceding Lease Year in accordance with the following formula. The monthly fixed minimum rent in Lease Years 17 through 20, 22 through 25, 27 through 30 and 32 through 35 shall be equal to the amount determined by multiplying (i) the monthly fixed minimum rent payable in the immediately preceding Lease Year by (ii) a fraction, the numerator of which is the CPI for the month that is two months before the beginning of the then current Lease Year and the denominator of which is the CPI for the month that is two months before the beginning of the immediately preceding Lease Year. For example, if the monthly fixed minimum rent in Lease Year 33 is $20,000.00, the CPI for the month that is two months before the beginning of Lease Year 34 is 200 and the CPI for the month that is two months before the beginning of Lease Year 33 is 190, then the monthly fixed minimum rent in Lease Year 34 would be $21,052.63 ($20,000.00 X 200/190 = $21,052.63). Notwithstanding the foregoing, the monthly fixed minimum rent payable in any Lease Year shall never be less than the monthly fixed minimum rent payable in the immediately preceding Lease Year.

                 (f) CPI.  As used in this Section 3.1 the CPI means the
                     ---
unadjusted monthly Consumer Price Index for All Urban Consumers (CPI-U), U.S. City Average (All Items) (1982-84 = 100) published by the Bureau of Labor Statistics of the U.S. Department of Labor. If the CPI is discontinued, the most relevant and comparable index or data published by the United States government (or other party if no relevant and comparable index or data is published by the United States government) shall be used in its place.

                For the purpose of calculating the increases in the fixed minimum rent under section 3.1 (b), (c) and (e), the maximum CPI percentage increase shall not exceed 6% plus one-half of the excess over 6% per Lease Year. For example, if the percentage increase in CPI from the beginning of Lease Year 7 to the beginning of Lease Year 8 is 10%, then the percentage increase in the CPI for the purpose of determining the fixed minimum rent for Lease Year 8 shall be limited to 8% (6% plus one-half of the excess over 6%). For the purpose of determining the increase in the fixed minimum rent from Lease Year 1 to Lease Year 6, the limitation on the percentage increase in the CPI shall apply separately each Lease Year from Lease Year 1 through the beginning of Lease Year
6. For example, if the percentage increases in the CPI for each Lease Year from Lease Year 1 through the beginning of Lease Year 6 are 4%, 6%, 8%, 10% and 8%, then the percentage increases in the CPI for the purpose of determining the increase in the fixed minimum rent for Lease Year 6 shall be limited to 4%, 6%, 7%, 8% and 7%.

             (g)  Payment of Fixed Minimum Rent.  Fixed minimum rent shall be
                  -----------------------------
payable in monthly installments, in advance. The first payment shall be due and payable on the fourth monthly anniversary of the commencement date of this Lease (the first four months are rent free). If the commencement date is not on the first day of a month, then the first installment shall be prorated based on the number of days remaining in that month. Thereafter, the payments shall be due and payable on the first day of each calendar month during the term of this Lease. Fixed minimum rent shall be paid without prior notice or demand and without deduction or setoff.

             (h)  Rent Credits. Prior to the effective date of this Lease,
                  ------------
Tenant paid to Landlord the amount of $20,000.00 (the "Option Price") as consideration for Landlord granting to Tenant an option to lease the Demised Premises. In accordance with the terms of the Option to Lease, the Option Price shall be credited against the monthly fixed minimum rent payable in the first Lease Year. Therefore, the eight full installments of fixed minimum rent in the first Lease Year (the first four months are rent free and the first installment; if the commencement date is not on the first of a month, is a prorated partial installment) shall be reduced by $2,500 per month (1/8 of $20,000).

             Subject to the requirements in Section 8.1, Landlord has agreed to provide Tenant with an additional rental credit of $61,000.00. This additional rental credit for the Exhibit C Work shall be amortized over a period of 30 months. Accordingly, if the requirements in Section 8.1 are satisfied, the first thirty full installments of fixed minimum rent (excluding the first prorated partial installment, if any) shall be reduced by $2,033.33 per month (1/30 of $61,000).

             As a result of the first four months of free rent and the two rental credits described above (the Option Price rental credit and the Exhibit C Work rental credit), the monthly installments of fixed minimum rent in the first three Lease Years shall, notwithstanding the terms of Section 3.1(a), be as follows:


===============================================================================
     Lease Year         Monthly Installments          Amount per month
-------------------------------------------------------------------------------

         1                     1-4                                         -O-
-------------------------------------------------------------------------------
                               5-12                                  $7,566.67
-------------------------------------------------------------------------------
         2                     1-12                                 $10,066.67
-------------------------------------------------------------------------------
         3                     1-10                                 $10,066.67
-------------------------------------------------------------------------------
                              11-12                                 $12,100.00
===============================================================================

          Beginning with the eleventh monthly installment in the third Lease Year and continuing thereafter, the amount of the fixed minimum rent shall be as otherwise provided in Section 3.1.

     3.2.    Percentage Rent.
             ---------------

             (a)  Percentage Rent. In addition to fixed minimum rent, Tenant
                  ---------------
shall pay to Landlord as percentage rent for each Lease Year a sum equal to four percent (4%) of the amount by which Gross Sales during the Lease Year exceeds the Breakpoint. The Breakpoint for the first five (5) Lease Years shall be Eight Million and no/100 ($8,000,000) Dollars per Lease Year. The Breakpoint for each Breakpoint for the immediately preceding Lease Year increased by the same percentage as the increase, if any, in the fixed minimum rent over the same period.

             (b)  Payment of Percentage Rent. Percentage rent for each Lease
                  --------------------------
Year shall be due and payable within sixty (60) calendar days after the end of each Lease Year. Percentage rent shall be paid without prior notice or demand and without deduction or setoff. Each Lease Year shall be considered an independent accounting period for the purpose of computing percentage rent. The amount of Gross Sales for one period shall not be carried over into any other period.

             (c)  Definition of Gross Sales. The term Gross Sales means the
                  -------------------------
aggregate dollar amount of ail sales of food and beverages (including alcoholic) by Tenant and ail assignees, licensees, concessionaires, subtenants, and others at or from the Demised Premises. Gross Sales shall not include the amount of sales, use or gross receipts tax imposed by any governmental authority. No franchise or capital stock tax and no income or similar tax based on income or profits shall be deducted from Gross Sales.

             (d)  Gross Sales Reports. Tenant shall submit to Landlord within
                  -------------------
thirty (30) days after the end of each calendar quarter a written statement certified by Tenant to be true, correct and complete, showing in reasonably accurate detail the amount of Gross Sales during the previous quarter and Lease Year to date. The Gross Sales report shall be delivered even if no percentage rent is due or anticipated.

             (e)  Records. Tenant shall prepare and keep at the Demised Premises
                  -------
for a period of not less than two years following the end of each Lease Year adequate records pertaining to the calculation of Gross Sales. The acceptance by Landlord of payment of percentage rent shall be without prejudice to the right of Landlord to examine Tenant's books and records to verify or determine the amount of Gross Sales. Landlord and Landlord's authorized representatives shall have the right to examine Tenant's books and records during regular business hours. Furthermore, upon not less than forty-eight (48) hours prior written notice to Tenant, Landlord may cause to be made a complete audit of Tenant's business books and records, and Tenant shall make all books and records available for the audit at the Demised Premises. If the results of the audit show that Tenant's statement of Gross Sales for any Lease Year has been understated by five (5%) percent or more, then Tenant shall pay to Landlord the cost of the audit in addition to any required additional payment of percentage rent.

     3.3. Taxes.
          -----

             (a)  Real Estate Taxes. Landlord shall pay to the appropriate
                  -----------------
taxing authority on or before the delinquency date all real estates taxes and general and special assessment ("real estate taxes") levied and assessed against the Property, including real estate taxes levied and assessed against the Building and/or the Land.

             (b)  Tax Contributions. Tenant shall pay to Landlord annually
                  -----------------
during the term of this Lease tax contributions consisting of Tenant's proportionate share of all real estate taxes levied and assessed against the Property, including real estate taxes levied and assessed against the Building and/or the Land. Tenant's proportionate share of the real estate taxes shall be redetermined as of the first day of each Lease Year and shall consist of a fraction, the numerator of which is the fair market rental value of the Demised Premises and the denominator of which is the sum of the fair market rental value of the Demised Premises and the fair market rental value of the remainder of the Property (excluding the Demised Premises). The fair market rental values shall be determined as of the first day of each Lease Year and shall be based on the then existing condition of the respective properties unburdened by this or any other lease. Landlord and Tenant agree to negotiate in good faith in an attempt to determine the fair market rental values. If after good faith and diligent efforts Landlord and

Tenant are unable to determine the fair market rental values, either Landlord or Tenant may initiate the appraisal process, whereby Landlord and Tenant shall each appoint an appraiser and the two appraisers shall select a third appraiser. Each of the three appraisers shall independently determine the fair market rental value of the respective properties. The fair market rental values of the respective properties for that Lease Year shall be the average of the amounts determined by the appraisers. Each appraiser shall be a member in good standing of the Appraiser Institute (or its successor organization) having at least seven years experience in the valuation of commercial real estate in New Orleans, Louisiana and must be unaffiliated with and independent from Landlord and Tenant. Each party shall be responsible for the fees and expenses of the appraiser selected by it, and the fees and expenses of the third appraiser shall be split equally between Landlord and Tenant.

             (c)  Payment of Tax Contributions. Landlord shall deliver to Tenant
                  ----------------------------
a copy of each real estate tax bill. Tenant shall pay to Landlord Tenant's proportionate share of the real estate tax bill without deduction or set-off within thirty (30) days after receipt or within 10 days after Tenant's proportionate share is determined, whichever is later. If Tenant's proportionate share has not been determined on or before twenty (20) days before the taxing authority's delinquency date, Tenant shall pay to Landlord no later than ten
(10) days before the delinquency date Tenant's estimated proportionate share of the real estate tax bill using the same percentage that was used in the immediately preceding year (or 60% for the first year). Within ten (10) days after Tenant's proportionate share is finally determined, Tenant shall pay to Landlord the remaining balance due if the estimated amount paid by Tenant is insufficient or Landlord shall reimburse Tenant for any excess amounts paid.

             (d)  Proration of Tax Contributions. Tenant's liability for tax
                  ------------------------------
contributions shall be prorated to account for any fractional portion of a fiscal tax year included in the term at its commencement and expiration.

             (e)  Substitute and Additional Taxes. If at any time during the
                  -------------------------------
term this Lease, there is levied or assessed against Landlord a tax, fee, or excise on (1) Rents, (2) the area of the Demised Premises, (3) the act of entering into this Lease, or (4) the occupancy by Tenant, or there is levied or assessed against Landlord any other tax, fee, or excise, however described, including without limitation a so-called value added tax, as a direct substitution in whole or in part for, or in addition to, any real estate tax, Tenant shall pay to Landlord before delinquency Tenant's proportionate share of that tax, fee, or excise. Tenant's proportionate share shall be the same as Tenant's proportion share of real estate taxes.

             (f)  Personal Property Taxes. Tenant shall pay to the appropriate
                  -----------------------
taxing authority on or before the delinquency date ail taxes, assessments, license fees and other charges that are levied and assessed against the merchandise, inventory, furniture, fixtures and other movable property installed or located in or on the Demised Premises.

     3.4. Insurance Contributions.
          -----------------------

             (a)  Insurance Contributions. Tenant shall pay to Landlord annually
                  -----------------------
during the term of, this Lease insurance contributions consisting of Tenant's proportionate share of the insurance premiums on the insurance policies required to be maintained by Landlord pursuant to section 11.4. Tenant's proportionate share of the insurance premiums shall be equal to Tenant's proportionate share for that Lease Year as determined above in section 3.3(c) for real estate taxes as further adjusted to take into account a fair apportionment of the insurance premises between the Demised Premises and the remainder of the Property (excluding the Demised Premises)as a result of the differences in values, businesses, activities and other pertinent factors. Landlord and Tenant agree to negotiate in good faith in an attempt to determine this further adjustment of Tenant's proportionate share. If after good faith and diligent efforts arts Landlord and Tenant are unable to determine the further adjustment, either Landlord or Tenant may initiate the appraisal process whereby Landlord and Tenant shall each appoint an appraiser and the two appraisers shall select a third appraiser. Each of the three appraisers shall independently determine the appropriate adjustment to Tenant's proportionate share. Tenant's proportionate share of the insurance premiums for that Lease Year shall be the average of the amounts determined by the three appraisers. Each appraiser shall be a reputable insurance company, agent or broker unaffiliated with and independent from Landlord and Tenant and qualified to make the appropriate determinations. Each party shall be responsible for the fees and expenses of the appraiser selected by it, and the fees and expenses of the third appraiser shall be split equally between Landlord and Tenant.

             (b)  Payment of Insurance Contributions. Landlord shall deliver to
                  ----------------------------------
Tenant a copy of each insurance premium invoice. Tenant shall pay to Landlord Tenant's proportionate share of the insurance premium invoice without deduction or set-off within 30 days after receipt or within 10 days after Tenant's proportionate share is determined, whichever is later. If Tenant's proportionate share has not been determined on or before twenty (20) days before the due date of the insurance premium as indicated on the invoice, Tenant shall pay to Landlord no later than ten (10) days before the due date Tenant's estimated proportionate share of the insurance premium using the same percentage that was used in the immediately preceding year (or 60% for the first year). Within ten
(10) days after Tenant's proportionate share is determined, Tenant shall pay to Landlord the remaining balance due if the estimated amount paid by Tenant was insufficient or Landlord shall reimburse Tenant for any excess amounts paid.

             (c)  Proration of Insurance Contribution. Tenant's liability to pay
                  -----------------------------------
insurance contributions shall be prorated to account for any fractional portion of a period covered by an insurance policy included in the term at its commencement and expiration.

     3.5.    Late Charges.  If Tenant fails to pay when due any installment of
             ------------
fixed minimum rent, percentage rent, tax contribution or insurance contribution (collectively called "Rent") the unpaid amount shall bear interest from the due date to the date of payment at the rate that is the lesser of (a) one and one half (1-1/2%) percent per month or (b) the maximum interest rate permitted by law. The late charge shall be due on demand, or if no demand, together with the payment of the past due Rent. Notwithstanding the accrual of late charges, the nonpayment or late payment shall also be a default. In addition to Landlord's right to collect late charges, Landlord shall also have all of the rights and remedies described in Section 14 as a result of the default.

     3.6.    Place of Payment. All Rent shall be payable to Landlord at
             ----------------
Landlord's address specified in Section 19 or to any other party and to any other address designated in writing by Landlord.

4. UTILITIES AND SERVICES

     4.1. Tenant, at Tenant's expense, shall make arrangements for all necessary utilities and services to conduct its operations. Without limiting the generality of the foregoing, Tenant shall obtain all necessary utility permits, accounts and meters, make all necessary utility deposits, and pay for all connection charges necessary to conduct its operations. If additional utility facilities are required, the additional facilities shall be installed by Tenant at Tenant's expense and only after receipt by Tenant of Landlord's approval in writing of the plans and specifications therefor, which approval shall not be withheld unreasonably.

     4.2. Tenant shall pay directly to the provider of the utility or service all charges for the use or consumption of sewer, water, gas, telephone, electricity, trash collection and other utilities and services provided to or used at the Demised Premises.

       4.3. Landlord is not responsible for supplying any utilities or services and is not responsible for the condition of the utility facilities. Landlord shall not be liable or responsible for the unavailability, insufficiency or interruption in the supply of any utility or service.

5. ENVIRONMENTAL MATTERS

       5.1. Compliance with Environmental Laws. Tenant shall comply with all
            ----------------------------------
local, state, and federal laws, regulations, ordinances and orders (collectively, "Hazardous Substances Laws") relating to industrial hygiene, environmental protection, or the use, analysis, generation, manufacture, storage, disposal or transportation of any Hazardous Substances. Tenant shall not install or permit the installation of any underground storage tanks at the Demised Premises. Upon the termination of this Lease, Tenant shall cause all Hazardous Substances in the Demised Premises as a result of any action or inaction by Tenant or any of Tenant's partners, directors, officers, employees, sublessees, licensees, agents, contractors, representatives or invitees to be removed from the Demised Premises and to be transported off site for use, storage or disposal in accordance and compliance with all applicable Hazardous Substances Laws.

       5.2. Definition of Hazardous Substances. As used in this Section 5,
            ----------------------------------
"Hazardous Substance" means (a) a "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) a "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) petroleum, including crude oil or any fraction thereof; (d) asbestos and asbestos containing materials; or (e) a similar substance that is or becomes regulated by federal, state, or local governmental authority.

       5.3. Environmental Indemnification. Tenant shall indemnify, defend (by
            -----------------------------
counsel acceptable to Landlord), protect and hold harmless Landlord and each of Landlord's partners, directors, officers, employees, agents, attorneys, successors and assigns, from and against any all claims, liabilities, penalties, fines, judgments, losses, costs, and expenses (including attorneys' fees, consultant fees and expert fees), arising from or caused in whole or in part, directly or indirectly, by (a) the presence in, on, under or about the Demised Premises, or any discharge or release in or from the Demised Premises, of Hazardous Substances as a result of any action or inaction during the term of this Lease by Tenant or any of Tenant's partners, directors, officers, employees, sublessees, licensees, agents, contractors, representatives or invitees, (b) the use, storage, transportation, disposal, release, threatened release, discharge, or generation of Hazardous Substances to, in, on, under, about or from the Demised Premises during the term of this Lease by Tenant or any of Tenant's partners, directors, officers, employees, sublessees, licensees, agents, contractors, representatives or invitees, or (c) Tenant's failure to comply with Tenant's obligations in this Section 5. Tenant's obligations in this
Section 5, including the indemnity obligations in this Section 5.3, shall survive the termination of this Lease for acts or events that occurred during the term of this Lease.

       5.4. Landlord's Representation and Warranty. Landlord hereby represents
            --------------------------------------
and warrants to Tenant that Landlord has no actual knowledge of any Hazardous Substances in, on or under the Demised Premises as of the date of this Lease, except Hazardous Substances that may be located, used or stored at the Demised Premises in compliance with all applicable Hazardous Substances Laws. Landlord has informed Tenant of the existence of one or more abandoned underground storage tanks (USTs) somewhere under the rear yard of the Property. As between Landlord and Tenant, Landlord shall be responsible for, and agrees to indemnify Tenant against, any and all obligations and liabilities arising out of federal, state or local laws pertaining to the USTs and any contamination caused by releases from the USTs. Landlord shall be responsible for the closure of the USTs in accordance with applicable environmental laws and Landlord will provide Tenant with a copy of the clearance from the Louisiana Department of Environmental Quality (DEQ) of the closure. If permitted by DEQ, Landlord intends to close the USTs by filling the USTs with an inert solid material. Landlord will remove the USTs only if leaving the USTs in place prevents Tenant from obtaining permits for the Initial Construction (as defined in Section 8.1) or for the occupancy or operation of Tenant's business or if the USTs interfere in more than an incidental fashion with the Initial Construction.

6. ASSIGNMENT AND SUBLETTING

          6.1 By Tenant. Tenant shall not voluntarily assign or encumber, or
              ----------
permit an assignment to occur voluntarily, involuntarily or by operation of law of, Tenant's interest in this Lease or in the Demised Premises, or sublease all or any part of the Demised Premises, or allow any other person or entity (except Tenant's authorized representatives) to occupy or use all or any part of the Demised Premises, without Landlord's prior written consent, which consent shall not be unreasonably withheld. Any assignment or sublease without Landlord's prior written consent shall be voidable and, at Landlord's election, shall constitute a default. No consent to an assignment or sublease shall constitute a further waiver of the provisions of this Section 6.1.

              Landlord acknowledges that Tenant's interest in the Lease may be assigned to a new entity as part of an overall reorganization of the ownership of the House of Blues enterprises. Notwithstanding the foregoing, this assignment shall not require Landlord's prior written consent if Isaac Tigrett remains involved in a meaningful way with the operation of the business of Tenant and as an owner, directly or indirectly, of an interest in Tenant; provided, Landlord shall be notified in writing of the occurrence of this permitted assignment.

              If Tenant is an entity (i.e. corporation, partnership, limited liability company, etc.), any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer (in one or more transactions) of at least 51% of the equity interests of Tenant, or the sale or other transfer (in one or more transactions) of at least 51% of the value of the assets of Tenant, shall be deemed an assignment of this Lease for the purposes of this Section 6.1 and shall be a default by Tenant if Landlord's prior written consent is not obtained; however, notwithstanding the foregoing, these transactions shall not be considered an assignment of this Lease for the purposes of this section 6.1 if Isaac Tigrett remains involved in a meaningful way with the operation of the business of Tenant and as an owner, directly or indirectly, of an interest in Tenant. This paragraph shall not apply to a corporation the stock of which is publicly traded on a recognized national security exchange or quoted on the NASDAQ National Market System.

              The Gross Sales (as defined in Section 3.2(c)) of each sublessee, concessionaire or licensee shall in all cases be a part of Tenant's Gross Sales for the purpose of determining any percentage rent payable by Tenant to Landlord.

               Notwithstanding a transfer, assignment, sublease, concession or license, Tenant shall not be released and shall remain primarily liable for Tenant's obligations under this Lease.

       6.2. By Landlord. Landlord may assign, transfer, grant a security
            ------------
interest in, sell or mortgage this Lease, Landlord's interest therein, the Property, or any portion thereof (including either a transfer of title or a transfer for security purposes), all without Tenant's consent but subject to this Lease. If Landlord sells the Property and the purchaser assumes Landlord's obligations under this Lease arising after the date of the sale, (a) Landlord shall be released from any further obligations under this Lease arising after the date of the sale and Tenant shall look solely to the successor in interest of Landlord for performance of these obligations, and (b) the purchaser shall have no liability for any obligations or liabilities that arose prior to the date of the sale and Tenant shall look solely to Landlord for the satisfaction of these obligations and liabilities.

7.   USE

        7.1.  Permitted Use.  Subject to applicable zoning and other legal
              -------------
requirements, the Demised Premises shall be used only for the permitted purposes of a restaurant, offices, live music club, nightclub, retail, radio and television broadcast and productions, museum exhibits and residential. Notwithstanding the foregoing, the Demised Premises shall not be used for (a) casino or other forms of gambling (except video poker machines and lottery ticket sales are permitted if only incidental to other non-gambling uses) or (b) nude dancing, strip tease or other similar forms of entertainment. Also, the rooftop pad may be used only for placement of Tenant's mechanical and electronic equipment, subject to applicable zoning and other legal requirements. The Demised Premises shall not be used for any other purpose without Landlord's prior written consent, which consent shall not be unreasonably withheld.

        7.2. Continuous Operations; Maximize Gross Sales. Tenant shall open the
             -------------------------------------------
Demised Premises for business on or before thirty (30) days after substantial completion of the Initial Construction (as defined below in section 8.1). Tenant shall open and continuously operate the Demised Premises during regular business hours for similar establishments at least six (6) days per week, every week. Tenant shall at all times use its best efforts to maximize Gross Sales.

        7.3 Cancellation of Insurance; Increase in Rates. Tenant shall not do,
            --------------------------------------------
bring, or keep anything in or on the Demised Premises that will cause a cancellation of the insurance covering the Demised Premises. If the rate of insurance carried by Landlord is increased as a result of Tenant's use, Tenant shall pay to Landlord within ten (10) days before the date Landlord is obligated to pay a premium on the insurance, or within ten (10) days after Landlord delivers to Tenant a statement from Landlord's insurance carrier stating that the rate increase was caused solely by an activity of Tenant on the Demised Premises, whichever date is later, a sum equal to the difference between the original premium and the increased premium.

        7.4   Compliance with Laws.  Tenant shall comply with all laws
              --------------------
concerning the Demised Premises or Tenant's use thereof, including without limitation the obligation at Tenant's cost to alter, maintain or restore the Demised Premises in compliance and conformity with all laws relating to the condition, use or occupancy of the Demised Premises during the term of this Lease.

8.   ALTERATIONS, ADDITIONS AND IMPROVEMENTS

        8.1.   Initial Construction.  Tenant, at Tenant's sole cost and expense
               --------------------
and at no cost or expense to Landlord, shall be responsible for the construction and improvement of the Building in accordance with the Approved Plans (the "Initial Construction"). Within 30 days after the effective date of this Lease, Tenant shall enter into a construction contract for the Initial Construction. The Initial Construction shall begin no later than 60 days after the effective date of this Lease, shall be continuously performed thereafter and shall be substantially completed no later than one year after the effective date of this Lease.

                The Initial Construction includes the Exhibit C Work. These improvements are to or for the benefit of the Building (outside of the Demised Premises). Tenant shall be entitled to the rental credit described above in
Section 3.1(h) for the Exhibit C Work if:

            (a) The Exhibit C Work and the remainder of the Initial Construction are completed within one year after the effective date of this Lease;

     (b) The Exhibit C Work and the remainder of the Initial Construction are performed in a first class manner in accordance with standards of good workmanship;

     (c) There are no liens against the Demised Premises or the Property arising out of the Exhibit C Work or the remainder of the Initial Construction;

     (d) Tenant has opened for business no later than 30 days after substantial completion of the Initial Construction; and

     (e) There is no event of default (as defined in either Section 14.1 or Section 14.2).

          The Initial Construction shall be performed generally in accordance with the Approved Plans. Landlord's consent is not required for a change in the Approved Plans, except Landlord's consent shall be required for (a) a major change in the design or scope of the work or (b) any change (including minor) to the Exhibit C Work.

     8.2. Elevators.
          ---------

          (a)  Joint Use. As part of the Initial Construction, Tenant shall
               ---------
construct and install two (2) elevators (the street and alley elevators) in the Building in the locations designated in the Approved Plans and as described in Exhibit C. The alley elevator shall provide service not only to the Demised Premises but also to the remainder of the Building. Landlord and Landlord's other tenants and the employees, agents, customers, invitees and other authorized personnel of Landlord and Landlord's other tenants shall be entitled to unlimited and unrestricted use of the alley elevator (including the elevator lobbies and landings), without charge, at all times during the entire term of this Lease. Either Landlord or Tenant or both may install or institute security devices or procedures to prevent unauthorized access to their respective portions of the Building, and each party agrees to respect and to cause their respective personnel to respect the other party's restricted access areas. The street elevator is available for use only by Landlord and Landlord's authorized personnel, except Tenant shall have the limited right to use the street elevator for handicap patrons only but not for any other purpose. Landlord is the owner of and is responsible for all maintenance and repairs pertaining to the street elevator.

          (b)  Alley Elevator Maintenance and Repairs. Tenant, at Tenant's
               --------------------------------------
expense, shall procure and maintain ail appropriate permits and licenses for the alley elevator and shall at ail times during the entire term of this Lease maintain, preserve and operate the alley elevator and systems related thereto and components thereof, including portions located and/or servicing other portions of the Building, in a first class condition. Tenant, at Tenant's expense, shall (1) provide all routine service and maintenance for the alley elevator, (2) repair the alley elevator as and when necessary to maintain the alley elevator in a first class condition, including preventative maintenance and repairs, and (3) replace the alley elevator or portions thereof as and when necessary to maintain a first class alley elevator in the Building at all times during the term of this Lease. Tenant assumes full responsibility for the alley elevator and ail components thereof. Landlord shall have no obligation whatsoever during the term of this Lease for the alley elevator or any component thereof and Tenant hereby releases Landlord from all obligations and liabilities pertaining to the maintenance, repairs, replacement, defects in or condition of the alley elevator or any component thereof, whether such condition exists now or arises at any time during the term of this Lease.

          (c)  Access to Alley Elevator. Landlord and Landlord's other tenants
               ------------------------
and the employees, agents, customers, invitees and other authorized personnel of Landlord and Landlord's other tenants shall, to the extent necessary, have access, without charge, through the portions of the Demised Premises necessary to afford access to the alley elevator.

     8.3. Stairways.
          ---------

               (a) Joint Use. As part of the Initial Construction, Tenant shall
                   ---------
construct two (2) stairways (including the stairway lobbies and landings) in the Building in the locations designated in the Approved Plans and as described in Exhibit C. The stairways shall provide access not only to the Demised Premises but also to the remainder of the Building. Landlord and Landlord's other tenants and the employees, agents, customers, invitees and other authorized personnel of Landlord and Landlord's other tenants shall be entitled to unlimited and unrestricted use of these stairways, without charge, at all times during the entire term of this Lease. Either Landlord or Tenant may install or institute security devices or procedures to prevent unauthorized access to their respective portions of the Building, and each party agrees to respect and to cause their respective personnel to respect the other party's restricted access areas.

              (b) Maintenance and Repairs. Notwithstanding the joint rights to
                  -----------------------
use the portion of the stairways within the Demised Premises, these areas shall remain part of the Demised Premises and shall be maintained and repaired by Tenant in the same manner as the remainder of the Demised Premises.

              (c) Access. Landlord and Landlord's other tenants and the
                  ------
employees, agents, customers, invitees and other authorized personnel of Landlord and Landlord's other tenants shall, to the extent necessary, have access, without charge, through the portions of the Demised Premises necessary to afford access to the stairways.

     8.4.   Alley.
            -----

         (a)   Joint Use. As part of the Initial Construction, Tenant shall
               ---------
improve the alley on the north side of the Building in accordance with the Approved Plans. Landlord and Landlord's other tenants (including the other tenants in the Building and the tenants in 216-218 Chartres Street) and the employees, agents, customers, invitees and other authorized personnel of Landlord and Landlord's other tenants shall have the right to use the alley (including an extension of the alley through the courtyard to an opening in the rear courtyard wall), without charge, for pedestrian access to and from 216-218 Chartres Street and Decatur Street during the entire term of this Lease. To facilitate this pedestrian access, Landlord, at Landlord's expense, shall have the right to open and maintain open a pedestrian access passageway in the rear courtyard wall separating the rear courtyard of the Demised Premises from the rear courtyard of Landlord's other property at 216-218 Chartres Street. The opening in the courtyard wall shall be at a location acceptable to both Landlord and Tenant. Tenant shall not block or unreasonably inhibit this pedestrian access. Notwithstanding the foregoing, either Landlord or Tenant may install or institute security devices or procedures to prevent unauthorized access to their respective areas, and each party agrees to respect and to cause their respective personnel to respect the other party's restricted access areas.

         (b)   Maintenance and Repairs. Notwithstanding the joint rights to use
               -----------------------
the alley (including an extension of the alley through through courtyard to an opening in the rear courtyard wall) these areas shall remain part of the Demised Premises and shall be maintained and repaired by Tenant in the same manner as the remainder of the Demised Premises.

         (c)    Drainage. Landlord, at Landlord's expense, shall have the right
                --------
to tie into and use, without charge, the underground storm water drainage lines under the Demised Premises to receive storm water drainage from 216-218 Chartres Street.

     8.5.   Utilities.  As part of the Initial Construction, Tenant shall
            ---------
construct and install the utility lines and facilities described in Exhibit C. The utility lines and facilities shall have the capacities described in Exhibit C. The utility lines and facilities shall be made available for connection by Landlord, without charge, in the locations described in Exhibit C. Landlord, at Landlord's expense, shall have the right to connect and tie into the utility lines and facilities for use in the remainder of the Building. Tenant shall be responsible for the utility lines and facilities located in the Demised Premises, and Landlord shall be responsible for the utility lines and facilities located in the remainder of the Building (outside of the Demised Premises). The utilities for the Demised Premises will be separately metered from the remainder of the Building. Tenant is responsible for the cost of the utilities used in the Demised Premises only, except the first floor street elevator lobby shall be connected to Tenant's HVAC system and these areas, at Tenant's expense, shall be heated and cooled along with and at the same times as the Demised Premises.

        Landlord and Landlord's other tenants in the remainder of the Building shall have the right to use the trash chute described in Exhibit C. After Landlord and/or Landlord's other tenants in the Building begin to use the trash chute, the cost of trash removal shall be shared by Landlord and Tenant in a fair and equitable manner to be determined by Landlord and Tenant at that time.

        8.6.  Security for Initial Construction. Isaac Tigrett does hereby
              ---------------------------------
personally guarantee that Tenant will spend no less than One Million and no/100 ($1,000,000) Dollars of hard construction costs (labor and material costs only, excluding soft costs such as professional fees, interest, taxes, insurance, etc.) in the Demised Premises to improve the Demised Premises in accordance with the Approved Plans. If $1,000,000 of hard construction costs is not spent on the Demised Premises within one year after the date of this Lease or before the date of termination of this Lease, whichever occurs first, then Isaac Tigrett hereby personally and unconditionally agrees to pay to Landlord the difference between $1,000,000 and the actual hard construction costs spent. This amount shall constitute stipulated damages, shall be payable without deduction or set off and shall not be credited against any rent, charges or damages paid or payable by Tenant.

        8.7.  Other Work. Except as otherwise provided above in Section 8.1 with
              ----------
respect to the Initial Construction, Tenant shall not have the right to construct any buildings or improvements, demolish any buildings or improvements or make any alterations, additions or improvements, without Landlord's prior written consent, which shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant shall have the right, without Landlord's consent, to make nonstructural alterations, additions or improvements. Whether or not Landlord's consent is required, Tenant shall submit to Landlord written plans and specifications showing in reasonable detail the changes proposed to be made by Tenant. If Landlord's consent is required for the work, Landlord shall have the right to approve the plans and specifications, which approval shall not be unreasonably withheld.

        8.8.  Construction Requirements.  All of Tenant's work, whether or not
              -------------------------
Landlord's consent is required and including the Initial Construction, shall at all times comply with the following requirements:

        (a) The work shall be first class and shall be performed in accordance with standards of good workmanship.

        (b) Landlord and Landlord's authorized representatives shall have the right to inspect all work while it is being performed and after completion to ensure compliance with the approved plans and specifications and the terms of this Lease, although Landlord has no obligation to conduct inspections or to report to Tenant any of Landlord's observations. Upon request by Landlord, Tenant shall promptly remedy any defective work or any work that is not in compliance with the approved plans and specifications or the terms of this Lease.

         (c) Tenant shall comply with all applicable federal, state, city and other governmental building codes, rules and regulations with respect to the work. Tenant shall obtain ail federal, state, city and other governmental permits and licenses necessary for the performance of the work.

         (d) Any work exceeding $100,000.00 in cost shall be performed by a contractor licensed in the State of Louisiana under a written and recorded contract that is bonded for the full amount of the contract by a corporate commercial surety authorized to do business in Louisiana. The notice of contract, with the bond attached, shall be filed and recorded with the Recorder of Mortgages for the Parish of Orleans before the commencement of any work. The bonding requirement described in this Section 8.8(d) shall not apply to the Initial Construction.

         (e) Tenant shall not cause or permit any liens to be recorded against the Property or the Demised Premises and shall indemnify Landlord against all loss arising out of the existence of any liens. Within fifteen (15) days after notice, Tenant shall discharge by payment or bond all liens against the Property or the Demised Premises or any interest or items therein arising out of work performed by or on behalf of Tenant or arising out of any action or inaction by or on behalf of Tenant.

         (f) Tenant, at Tenant's sole cost and expense and at no cost or expense to Landlord, shall be responsible for the entire cost of all work.

         8.9.  Non-Liability of Landlord. Notwithstanding the existence of
               -------------------------
Landlord's approval or other rights hereunder or Landlord's exercise or failure to exercise those rights, (a) Landlord shall have no responsibility for the cost of any of the work now or hereafter performed in, on or at the Demised Premises,
(b) Landlord shall have no responsibility to Tenant or any third party for any defects now or hereafter in, on or at the Demised Premises, and (c) Landlord shall have no responsibility for loss or damage suffered by Tenant or any third party as a result of any defects in, on or at the Demised Premises.

         8.10. Signs. Subject to applicable zoning and other laws and
               -----
regulations, Tenant at its cost shall have the right to place, construct, and maintain on the interior of the Demised Premises and the exterior of the Building one or more signs advertising Tenant's business at the Demised Premises. Tenant may not place, construct and maintain on the Demised Premises any signs that are not related to Tenant's business and operations at the Demised Premises. Tenant's signs shall comply with all laws, and Tenant shall obtain all appropriate permits and approval before erecting the signs. Landlord makes no representation with respect to Tenant's ability to obtain the permits and approvals.

         8.11. Facade. Subject to applicable zoning and other laws and
               ------
regulations, Tenant shall have the right to approve the color, design, signage and look of the exterior front facade of the Building. Tenant shall be responsible for all maintenance and repairs of the exterior front facade of the Building.

9. MAINTENANCE AND REPAIRS

         9.1.  As Is Condition. Tenant accepts the Demised Premises as is and in
               ---------------
its current condition as of the date of this Lease. Tenant shall be responsible for the condition of the Demised Premises and all components thereof, including any defects or problems with the structure, electrical, plumbing, water, air ventilating, heating, air conditioning, sewerage, elevator and other equipment and systems. Tenant shall be responsible for the continued maintenance, repair and upkeep of the Demised Premises and all components thereof. Tenant shall not be entitled to any maintenance, alterations, repairs or services from Landlord. Landlord shall have no obligations whatsoever with respect to the Demised Premises.

         9.2. Responsibility for Maintenance and Repairs. During the entire term
              ------------------------------------------
of this Lease, Tenant shall maintain, preserve and operate the Demised Premises in a first class condition. This obligation includes, but is not limited to, the obligation, in accordance with a standard that would be generally expected of prudent owners of similar property in New Orleans:

         (a) to abide by and comply with all applicable laws, ordinances, regulations, orders, rules and codes of any governmental or quasi-governmental authority having jurisdiction over the Demised Premises;

         (b) to replace, repair and maintain in good working order all portions of the Demised Premises, including capital improvements and all systems and equipment in or sewing the Demised Premise, including but not limited to any and all elevators, plumbing, heating, air conditioning and air ventilating systems, and water, electricity and gas systems; and

         (c)   to make all routine, day-to-day maintenance and repairs.

Without limiting the generality of the foregoing, Tenant, at Tenant's sole cost and expense, shall perform all maintenance, repairs and replacements to the Demised Premises (whether ordinary or extraordinary)(foreseen or unforeseen)that may be or becomes necessary or desirable at any time during the term of this Lease. The Demised Premises and all components thereof shall at all times be kept in good order, condition and repair by Tenant and shall be kept in clean, sanitary and safe condition, at the sole cost and expense of Tenant. Tenant hereby releases Landlord from any and all obligations and liabilities pertaining to the maintenance, repair, replacement, defects or condition of the Demised Premises or any component thereof, whether such condition or event exists now or arises at any time during the term of this Lease.

         9.3.  Assumption of Responsibility.  In accordance with La. R.S.
               ----------------------------
9:3221, Tenant hereby assumes full responsibility for the condition of the Demised Premises and all components thereof. Accordingly, Landlord shall have no liability for injury caused by any defect therein to Tenant or anyone on the Demised Premises who derives his right to be thereon from Tenant. Tenant agrees to defend, indemnify and hold harmless Landlord against all liability, loss, expense, attorneys' fees, court costs, cost of defense and other costs in connection with all suits and claims arising directly or indirectly out of any occurrence on or about the Demised Premises, any of Tenant's operations on, about or from the Demised Premises or the occupancy or use of the Demised Premises, whether by Tenant or others. The obligations of Tenant to Landlord under this Section 9.4 shall not be dependent in any way upon the existence of fault or negligence, except that Tenant does not assume responsibility for any liability, loss or damage or associated costs resulting from gross negligence or intentional misconduct on the part of Landlord.

10. OPERATlONS

         10.1  Operations. Tenant shall: (a) comply with all governmental laws,
               ----------
ordinances, orders, and regulations affecting the Demised Premises and all business conducted thereon, whether now existing or arising hereafter; (b) comply with all rules, requirements and regulations of the fire department, board of fire underwriters, Landlord's and Tenant's insurance companies, and other organizations establishing insurance rates; (c) not suffer, permit or commit any waste or nuisance; (d) maintain the Demised Premises in a clean, sanitary and safe condition; and (e) comply with Landlord's reasonable requests with respect to the foregoing.

         10.2. Refuse. Tenant shall cause its refuse and debris to be removed
               ------
from the Demised Premises at regular intervals. Tenants shall not bum any trash or garbage at the Demised Premises.

         10.3. Assumption of Responsibility By Tenant.  Tenant shall store its
               --------------------------------------
property in and shall occupy the Demised Premises at Tenant's own risk. Tenant acknowledges that Landlord has no obligation to provide security for the Demised Premises. Any security required by Tenant shall be provided by Tenant at Tenant's expense. Landlord shall not be responsible or liable at any time for loss or damage to Tenant's merchandise, inventory, equipment, fixtures or other property or to Tenant's business, except only in the event of Landlord's gross negligence or willful misconduct. Without limiting the generality of the foregoing, Landlord shall not be responsible or liable for any injury, loss or damage to any person or property caused by or resulting from any of the following: (a) bursting or breakage of pipes; (b) leakage, steam, snow or ice;
(c) running, backing up, seepage, or the overflow of water or sewer; (d) acts of God or the elements; or (e) theft, vandalism, robbery, assault or other crimes.

         10.4. Indemnity. Tenant shall defend, indemnify and hold harmless
               ---------
Landlord from and against any and all suits, actions, damages, loss, liability and expenses (including reasonable attorneys' fees and court costs)(a) arising from or out of an occurrence in, upon or about the Demised Premises or the occupancy or use thereof or any part thereof, or (b) occasioned, wholly or in part by any act or omission by Tenant, its agents, contractors, employees, servants, invitees, licensees or concessionaires, in, upon or about the Demised Premises.

11. INSURANCE

         11.1. Public Liability and Property Damage Insurance. Tenant at its
               ----------------------------------------------
cost shall maintain public liability and property damage insurance and products liability insurance with a single combined liability limit of Five Million and No/100 Dollars ($5,000,000) and property damage limits of no less than Five Hundred Thousand and No/100 Dollars ($500,000), insuring against, all liability of Tenant and its authorized representatives arising out of or in connection with Tenant's use or occupancy of the Demised Premises. All public liability insurance, products liability insurance, and property damage insurance shall insure performance by Tenant of the indemnity provisions of Section 10.4. Both Tenant and Landlord shall be named as additional insureds under the policies and the policy shall contain crossliability endorsements.

               If in the reasonable opinion of the insurance broker retained by Landlord the amount of public liability and property damage insurance coverage maintained by Tenant is not adequate, Tenant shall from time to time (but no more frequently than every three years) increase the insurance 'coverage as required by Landlord's insurance broker.

         11.2. Tenant's Fire and Casualty Insurance. Tenant at its cost shall
               ------------------------------------
maintain on all of Tenant's merchandise, inventory, furniture, fixtures, equipment and improvement in, on, or about the Demised Premises, a policy of standard, fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of their full replacement value. The proceeds from this policy shall be used by Tenant for the replacement of the property and the restoration of Tenant's improvements or alternations.

         11.3. [Intentionally Omitted]
               -----------------------

         11.4. Landlord's Fire and Casualty Insurance. Landlord shall maintain
               --------------------------------------
on the Building (excluding contents) a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of its full replacement value. The policy shall include coverage for loss of rents for a period of up to two (2) years after the date of a casualty. Landlord shall also maintain on the Building (excluding contents) a flood insurance policy in an amount determined by Landlord to be appropriate. The insurance policies described in this section 11.4 shall be issued in the name of Landlord, and the proceeds shall be made payable to Landlord and Landlord's mortgagee, if any, as their interests may appear.

          11.5.  Determination of Replacement Value. The "full replacement
                 ----------------------------------
value" of the Building and other property to be insured under this Section 11 shall be determined by the company issuing the policy at the time the policy is initially obtained. Not more frequently than once every three years, either party shall have the right to notify the other party that it elects to have the replacement value redetermined by an insurance company. The redetermination shall be made promptly and in accordance with the rules and practice of the board of fire underwriters, or a like board recognized and generally accepted by the insurance company, and each party shall be promptly notified of the results by the company. The insurance policy shall be adjusted according to the redetermination.

         11.6.   Waiver of Subrogation. Each party (the "Waiving Party") waives
                 ---------------------
all claims that it may have against the other party for any loss suffered by the Waiving Party to the extent that (a) the loss is recoverable and is recovered under insurance policies maintained by the Waiving Patty and (b) the existence of this waiver does not prevent the Waiving Party from recovering for the loss under the policies maintained by it. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by the policy. If any insurance policy cannot be obtained with a waiver of subrogation or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of fifteen (15) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation, or to agree to pay the additional premium if such a policy is obtainable at additional costs. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charge, the other party is relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved.

         11.7.   Other Insurance Matters. All insurance policies required under
                 -----------------------
this Lease shall:

                 (a) be issued by insurance companies authorized to do business in the State of Louisiana, with the financial rating of at least A status in the most recent edition of Best's Insurance Reports;

                 (b)   be issued as a primary policy; and

                 (c) contain an endorsement requiring thirty (30) days' prior written notice from the insurance company to both parties before cancellation or change in the scope or amount of the policy.

Each policy, or a certificate of the policy, together with evidence of payment of premiums, shall be deposited with the other paw at the beginning of this Lease and on renewal of the policy not less than twenty (20) days before expiration of the term of the policy.

12. DESTRUCTION

         12.1.   Destruction Due to Risk Covered by Insurance. If the Demised
                 --------------------------------------------
Premises is totally or partially destroyed from a risk covered by the insurance described in Section 11.4, rendering the Demised Premises totally or partially inaccessible or unusable, Landlord shall restore the Demised Premises to substantially the same condition it was in immediately before the destruction. The destruction shall not terminate this Lease. If the then existing laws do not permit the restoration, either party can terminate this Lease by giving written notice to the other party.

                 If the cost of the restoration exceeds the amount of the insurance proceeds received by Landlord for the restoration and not required to be applied to the reduction of indebtedness secured by a mortgage covering the Demised Premises, Landlord may elect to terminate this Lease by giving notice to Tenant within thirty (30) days after determining that the restoration costs will exceed the insurance proceeds received. If Landlord elects to terminate this Lease as a result thereof, Tenant, within thirty (30) days after receiving Landlord's notice to terminate, may elect to pay to Landlord the difference between the amount of insurance proceeds received and the cost of restoration, in which case Landlord shall restore the Demised Premises. After the restoration, Landlord shall give Tenant satisfactory evidence ,that all sums contributed by Tenant as provided by this Section 12.1 have been expended by Landlord in paying for the cost of restoration.

         12.2.   Destruction Due to Risk Not Covered By Insurance. If the
                 -------------------------------------------------
Demised Premises is totally or partially destroyed from a risk not covered by the insurance required by Section 11.4, then Landlord may terminate this Lease. If Landlord does not terminate this Lease, Landlord shall restore the Demised Premises to substantially the same condition they were in immediately before the destruction. If Landlord elects to restore the Demised Premises the destruction shall not terminate this Lease.

         If Landlord elects to terminate this Lease as permitted in this Section 12.2, Tenant, within thirty (30) days after receiving Landlord's notice of termination, may elect to pay to Landlord the actual cost of restoration, in which case Landlord shall restore the Demised Premises and Landlord's notice of termination shall be rescinded. After the restoration, Landlord shall give Tenant satisfactory evidence that all sums contributed by Tenant have been expended by Landlord in paying the cost of restoration.

         12.3.   Extent of Landlord's Obligation to Restore. If Landlord is
                 -----------------------------------------
required or elects to restore the Demised Premises as provided above, Landlord shall not be required to restore any of Tenant's merchandise, inventory, furniture, fixtures, and other property, which excluded items are the sole responsibility of Tenant to restore.

         12.4.   Abatement or Reduction of Rent. If there is a destruction,
                 ------------------------------
there shall be an abatement or reduction of the fixed minimum rent between the date of destruction and the date of completion of Landlord's restoration, based on the extent to which the destruction interferes with Tenant's use of the Demised Premises. There shall be no abatement or reduction of any other payments due by Tenant, including but not limited to percentage rent, except the percentage rent Breakpoint shall be reduced during the abatement or reduction period in the same proportion as the reduction in the fixed minimum rent.

         12.5.   Destruction During Last Part of the Term. If the destruction
                 ----------------------------------------
occurs during the last two years of the term, Landlord may, at its option, elect to terminate this Lease by giving notice to Tenant not more than sixty (60) days after the destruction.

         12.6.   Tenant Shall Reopen. If after a destruction Landlord restores
                 -------------------
the Demised Premises as provided in this Section 12, Tenant immediately thereafter shall replace its merchandise, inventory, furniture, equipment, fixtures and other property and reopen the Demised Premises for business not later than thirty (30) days after Landlord substantially completes Landlord's restoration.

13. CONDEMNATION


         13.1.   Total Taking. If all of the Demised Premises is taken in a
                 ------------
condemnation, eminent domain, or similar proceeding for a public taking or agreement in lieu thereof (a "Taking"), then this Lease shall terminate as of the date that possession is taken.

         13.2.   Partial Taking. if there is a Taking of only part of the
                 --------------
Demised Premises, and the partial Taking renders that portion not taken unsuitable for Tenant's business, then this Lease shall terminate as of the date possession is taken. If the partial Taking does not render the remainder of the Demised Premises unsuitable for Tenant's business, then this Lease shall continue in effect, except that the fixed minimum rent (and the percentage rent Breakpoint) shall be reduced in the same proportion that the value of the portion taken bears to the total value of the Demised Premises immediately before the Taking.

         13.3.  Rebuilding. If there is a Taking and this Lease is not
                ----------
terminated as a result thereof, then Landlord shall, upon receipt of proceeds from the Taking make all necessary repairs or alterations to the Demised Premises. Landlord shall not in any event be required to spend for the work an amount in excess of the amount received by and made available to Landlord for that purpose and not required to be applied to the reduction of indebtedness secured by a mortgage covering the Demised Premises. However, Landlord shill not be required to restore any of Tenant's merchandise, inventory, furniture, fixtures, and other property, which excluded items are the sole responsibility of Tenant.

         13.4.   Ownership of Award. Tenant shall not be entitled to and
                 ------------------
expressly waives all claims to an award or similar compensation for a Taking, although Tenant shall have the right if Landlord's award is not reduced, to make a separate claim from the condemnor, but not from Landlord, for compensation as may be recoverable by Tenant in its own right for damage to Tenant's property and leasehold interests.

14. DEFAULT

         14.1    Events of Default/Notice Required. If either (a) Tenant fails
                 ---------------------------------
to make a payment of fixed minimum rent, percentage rent, tax contribution or insurance contribution (collectively called "Rent") under this Lease promptly when due and the failure to pay Rent is not cured by Tenant within ten (10) working days after written notice to Tenant; or (b) Tenant fails to perform or is otherwise in default under any of the other terms, covenants or conditions of this Lease and the default is not cured by Tenant within thirty (30) calendar days after written notice to Tenant; then, and in either case, Landlord may at its option exercise any one or more of the rights and remedies specified in section 14.3 hereof.

         14.2.   Events of Default/No Notice Required. Notwithstanding the
                 ------------------------------------
provisions of section 14.1, if:

                 (a) Tenant fails to make a payment of Rent under this Lease promptly when due and during the previous twelve
                        (12) month period Landlord has given Tenant three notices of default;

                 (b) There is a filing against Tenant in a court pursuant to a statute of either the United States or any state of a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee and the suit is not dismissed within thirty (30) calendar days after the date of filing;

                 (c) Tenant files a petition in bankruptcy or insolvency or for the reorganization or for the appointment of a receiver or trustee, or a general assignment for the benefit of creditors, or enters. into any arrangement for the relief of debtors;

                 (d) Tenant begins or continues any work, improvements, or alteration to the Demised Premises not permitted hereunder;

                 (e) Tenant vacates or abandons the Demised Premises or fails to open the Demised Premises as required in this Lease or Tenant fails to operate the Demised Premises for five
                        (5) consecutive calendar days (except during periods of bona fide remodeling or reconstruction);

                 (f) Tenant at any time uses the Demised Premises or any portion thereof for any illegal or unlawful purpose, or commits or permits the commission therein of any act made punishable by fine or imprisonment; or

                 (g) There is an issuance of any execution or attachment whereby the Demised Premises, any portion thereof or any item therein is seized and the execution or attachment is not dismissed, challenged or discharged within thirty
                        (30) calendar days after the issuance thereof;

then, Landlord may exercise the rights and remedies set forth in section 14.3 hereof without notice or an opportunity to cure.

         14.3.   Rights and Remedies. The rights and remedies available to
                 -------------------
Landlord in the event of a default on the part of Tenant are as follows:

                 (a) Landlord may collect past due Rent and all other past due obligations.

                 (b) Landlord may collect its "Costs", which include: (i) all costs and expenses incurred by Landlord in collecting any amount due or enforcing any obligation hereunder, including reasonable attorneys' fees; (ii) all costs and expenses in releasing the Demised Premises; and (iii) all costs and expenses of repairs, remodeling, maintenance, security, brokerage fees, and other related costs.

                 (c)    Landlord may terminate this Lease.

                 (d) Landlord may accelerate the rent and declare immediately due and payable the sum of: (i) the Rent for the entire unexpired term of this Lease including any additional renewal period for which Tenant has become obligated, plus (ii) an amount equal to the percentage rent for the Lease Year immediately preceding the default multiplied by the number of years remaining in the Lease term including any additional renewal periods for which Tenant has become obligated (or if the default occurs in the first Lease Year, the average monthly percentage rent for the month preceding the default multiplied by the number of months remaining in the Lease term including any additional renewal periods for which Tenant has become obligated).

                 (e) Landlord may demand specific performance or a mandatory or prohibitory injunction requiring Tenant to perform its obligations, or both.

                 (f) Landlord may exercise any of the rights and remedies provided or permitted by the La. UCC (as defined in section 14.4) with respect to the security interest in and to the collateral granted pursuant to section 14.4.

                 (g) Landlord may cure the default and demand from Tenant immediate repayment of ail amounts expended or advanced by Landlord in connection therewith, plus, (i) fifteen percent (15%) of the actual cost thereof for overhead expense, and (ii) interest thereon in the amount of 1.5% per month on the whole amount due.

                 (h) Landlord may repossess the Demised Premises and may at any time and from time to time release the Demised Premises as agent for Tenant upon such terms and conditions as may be satisfactory to Landlord.

                 (i) Landlord may remove or cause to be removed all effects from the Demised Premises and store the same in Landlord's or Tenant's name, but at the cost and expense of Tenant without liability to Landlord for loss or injury thereto, and without prejudice to the lessor's lien and privilege.

                 (j) Landlord may exercise any other right or remedy permitted by law.

All amounts due hereunder, including but not limited to all Rents and Costs, shall be secured by the lessor's lien and privilege. Any one or more of the rights or remedies specified in this section 14.3 shall be available to Landlord upon an event of default. Landlord's election of a right or remedy shall not be irrevocable. If Landlord elects one or more rights or remedies in respect of a default, it may at any time thereafter elect one or more different rights or remedies in respect of the default. Tenant specifically waives all notices to vacate, including but not limited to the notice to vacate specified in Louisiana Code of Civil Procedure Article 4701, or any successor provision of law.

     14.4.    Security Agreement. As security for the payment and performance of
              ------------------
all liabilities and obligations of Tenant under this Lease and all amendments hereto, whether now due or hereafter arising, Tenant does hereby grant to Landlord a continuing security interest in and to the following, whether now existing or hereafter arising (the "Collateral"): (a) all Equipment in all its forms now or hereafter located at the Demised Premises, all Fixtures and all parts thereof and all Accessions thereto; (b) all inventory in all its forms now or hereafter located at the Demised Premises and all Accessions thereto and Products thereof and Documents therefor; and (c) all Proceeds of the foregoing Collateral.

Upon the occurrence of an event of default under this Lease, Landlord shall have the rights and remedies provided or permitted by the applicable provisions of La. R.S. 10:9-101 et seq. (the "La. UCC"). This security interest, as it affects
                  -- ---
any particular item of Collateral, shall automatically be released if the item of Collateral is removed from the Demised Premises in the ordinary course of business of Tenant and prior to the occurrence of an event of default; provided, the security interest shall remain against the remainder of the Collateral. Contemporaneously with the execution of this Lease (and at any time hereafter upon request by Landlord), Tenant shall execute and deliver to Landlord financing statements in sufficient form so that when filed the security interest granted herein shall be perfected. The security interest granted herein is in addition to Landlord's statutory lien and privilege. All capitalized terms used in this section 14.4 shall have the meanings ascribed to them in the La. UCC.

     14.5.   Default by Landlord. If Landlord defaults in the performance of a
             -------------------
provision of this Lease, Tenant shall furnish written notice thereof to Landlord. Landlord shall have thirty (30) calendar days after receipt of the notice within which to cure the default or to commence and thereafter diligently attempt to cure the default. If the default is not thereafter cured, Tenant may cancel this Lease or Tenant may exercise any other right or remedy permitted by law. In addition to any other right or remedy, Tenant shall have the right to seek injunctive relief without the necessity of proving irreparable harm.

     14.6.   Arbitration - Selected Issues. Any dispute between the parties
             -----------------------------
relating to the interpretation and enforcement of their rights and obligations under sections 8.1 through 8.5, including but not limited to the Exhibit C Work and the remainder of the initial Construction, shall be resolved solely by mandatory and binding arbitration in accordance with the provisions of this section 14.6. The arbitration shall be conducted in New Orleans, Louisiana by the American Arbitration Association in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as then in effect. The arbitration panel shall consist of three arbitrators. The arbitrators must be former or retired judges, attorneys with at least ten years' experience in real estate and commercial matters, or non-attorneys with like experience in the area of dispute. The prevailing party shall be awarded reasonable attorneys' fees, expert and non-expert witness costs and expenses, and other costs and expenses incurred in connection with the arbitration, unless the arbitration panel for good cause determines otherwise. Costs and fees of the arbitrators shall be borne by the non-prevailing party, unless the arbitration panel for good cause determines otherwise. The award or decision of the arbitration panel shall be final and judgment may be entered in any court having jurisdiction thereof. Except as otherwise specifically provided in this section 14.6, all other disputes and questions shall be resolved judicially.

15. ACCESS TO DEMISED PREMISES

             Landlord shall have the right to enter upon the Demised Premises
(a) in the event of an emergency to protect, preserve or repair the Demised Premises, provided Landlord has no obligation to do so, (b) to inspect the Demised Premises, or (c) to display the Demised Premises to actual or prospective purchasers, lenders, or tenants.

16.  TERMINATION OF LEASE
     --------------------
     16.1.   Termination of Lease. Upon the termination of this Lease by
             --------------------
expiration of the term or otherwise, Tenant shall surrender the Demised Premises broom clean and in good condition, excepting only deterioration caused by ordinary wear and tear or fire and other casualty. Tenant shall deliver to Landlord all keys and combinations to locks, safes and vaults. Within ten
(10) days prior to the
expiration of the Lease, Tenant may remove from the Demised Premises all its movable property and Tenant shall repair any damage to the Demised Premises caused by the removal. All alterations, additions and improvements to the Demised Premises, whether made by or on behalf of Landlord or Tenant, that are incorporated into or permanently attached to the Building so as to become a cam ponent part thereof, specifically including but not limited to all elevators, shall at the termination of this Lease become the property of Landlord, and Tenant shall not be entitled to remove them or any compensation therefor. Furthermore, Landlord shall have the option (a) to declare that any movable property remaining on or in the Demised Premises after the termination of this Lease shall be deemed to have been abandoned by Tenant and shall become the property/of Landlord, and Tenant shall not be entitled to any compensation therefor, or (b) to require the Tenant to remove the property and repair all damage resulting from its installation or removal. If Tenant fails to surrender the Demised Premises upon the termination of this Lease, Tenant shall indemnify and hold Landlord harmless from all loss or liability resulting from the failure to vacate the Demised Premises.

     16.2.   Holding Over. A holding over after the termination of this Lease
             ------------
with Landlord's consent shall be construed as an extension of this Lease from month to month at a rental rate equal to 200% of the monthly fixed minimum rent at the expiration of the last Lease Year and shall otherwise be on the same terms herein specified as far as applicable.

17. SUBORDINATION, NONDISTURBANCE AND ATTORNMENT

     17.1.   Subordination. At Landlord's option, but subject to the
             -------------
nondisturbance requirements of Section 17.2, this Lease and the Tenant's rights and interests hereunder shall be subordinate to any mortgage now existing or hereafter placed by Landlord against the Demised Premises. This subordination shall be self-operative and no further instrument shall be required. However, upon Landlord's request, from time to time, Tenant shall execute instruments to confirm that this Lease is subordinate to the lien of a mortgage. If Tenant fails to execute the subordination within ten (10) days after Landlord's written request, Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney in fact and in its name, place and stead to do so.

     17.2.   Nondisturbance. Notwithstanding the foregoing, the subordination of
             --------------
this Lease to any current or future mortgage is and shall be expressly subject to the execution by Tenant and the mortgagee of a nondisturbance and attornment agreement in form and substance reasonably acceptable to Tenant and the mortgagee. The nondisturbance and attornment agreement shall provide, in substance, that as long as Tenant performs Tenant's obligations under this Lease, no foreclosure of, or deed given in lieu of foreclosure of, or sale under the encumbrance, and no steps or procedures taken under the encumbrance shall affect Tenant's rights under this Lease.

     17.3.   Attornment. Tenant shall, in the event of the sale or assignment of
             ----------
Landlord's interest in the Demised Premises, or in the event of any proceedings brought for foreclosure, or in the event of conveyance in lieu of foreclosure, attorn to the purchaser, assignee, or foreclosing mortgagee and recognize the purchaser, assignee or foreclosing morgagee as landlord under this Lease. At the option of the purchaser, assignee or foreclosing mortgagee, Tenant will execute a new lease with the party on the same terms and conditions of this Lease except that the term of the new lease shall be for the balance of the term of this Lease.

     17.4.   Subordination of Landlord's Lien. If Tenant grants a conditional
             --------------------------------
sales contract, chattel mortgage, vendor's lien, security interest or other security agreement with respect to any movable property placed upon the Demised Premises, Landlord agrees to execute and deliver to a bona fide unaffiliated secured creditor of Tenant, a written subordination of the lessor's lien granted to the Landlord by operation of law and the security interest granted pursuant to section 14.4. The subordination agreement shall be in form and substance reasonably satisfactory to Landlord and the secured creditor.

18. ESTOPPEL CERTIFICATES

             From time to time and within ten (10) calendar days after notice from Landlord, Tenant shall execute and deliver to Landlord or a designee of Landlord a written declaration: (a) ratifying this Lease; (b) expressing the commencement and termination dates; (c) certifying that this. Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by the writings as shall be stated); (d) certifying that all conditions under this Lease to be performed by Landlord have been satisfied (except the conditions as shall be stated); (e) certifying that there are no defenses or offsets against the enforcement of this Lease by the Landlord (or stating those claimed by Tenant); (f) certifying the amount of advance rental, if any, paid by Tenant; (g) certifying the date to which rental has been paid; (h) certifying the amount of any security deposit held by Landlord; and (i) such additional items reasonably requested by Landlord.

19. NOTICES

             Any notice, demand, request, or other communication required or permitted to be given under this Lease shall be in writing. The parties current addresses are as follows:

If to Landlord:

c/o Beni Toledano
405 Gretna Blvd., Suite 110
Gretna, Louisiana 70053

If to Tenant, at the Demised Premises, or:

Randy Roberts and Chief Executive Officer of
House of Blues Partnership Management Corporation
c/o Winston, Sechrest, Minick
1201 Elm Street, Suite 5400
Dallas, Texas 75270

Either party may designate a substitute address by written notice to the other.

20.  MISCELLANEOUS

     20.1.   Exculpation. Notwithstanding anything in this Lease to the
             -----------
contrary, Tenant agrees that it shall look solely to the interest of Landlord in the Property for the collection of any judgment (or other judicial process) arising out of a default or breach, except only gross negligence or willful misconduct by Landlord, with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord, and that no other assets of Landlord or any of its partners, shareholders, officers, directors or employees shall be subject to levy, execution or other process.

     20.2.   No Waiver. Failure of Landlord to insist upon the strict
             ---------
performance of a provision or to exercise an option or to enforce a rule and regulation shall not be construed as a waiver for the future of the same. The receipt by Landlord of rent with knowledge of the breach of a provision of this Lease shall not be a waiver of the breach. No provision of this Lease shall be waived by Landlord unless the waiver is in writing and signed by Landlord. One or more waivers of any covenant, term, or condition or this Lease by either party shall not be construed as a continuing waiver of the same or any other covenant, term, or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

     20.3.   Recording. Tenant shall not record this Lease. Upon the request of
             ---------
Landlord or Tenant, the other party shall join in the execution of a memorandum of this Lease for the purpose of recordation. The memorandum shall not disclose the rents or other financial information. The cost of preparation and recordation of the memorandum shall be paid by the requesting party. If a memorandum is recorded, Tenant shall sign and deliver to Landlord a recordable instrument evidencing the termination of this Lease no later than 30 days after the date of termination.

     20.4    Partial Invalidity. If a provision of this Lease or application
             ------------------
thereof to a person or circumstance is invalid or unenforceable, the remainder of this Lease or the application of the provision to persons or circumstances ether than those as to which it is held invalid or unenforceable shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     20.5.   Broker's Commissions. Tenant shall be responsible for all brokerage
             --------------------
and leasing commissions due in connection with this Lease.

     20.6.   Successors. Except as otherwise expressly provided, all provisions
             ----------
herein shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, executors, legal representatives, successors, successors-in-title, and assigns; provided, nothing in this section shall permit an assignment otherwise prohibited by section 6.

     20.7.   Miscellaneous. This Lease and the exhibits, riders, and/or addenda,
             -------------
if any, set forth the entire agreement between the parties. Any prior and contemporaneous conversations or writings are merged herein and extinguished. No subsequent amendment to this Lease shall be binding upon Landlord or Tenant, unless reduced to writing and signed by Landlord and Tenant. Both Tenant and Landlord acknowledges that it has not relied upon any oral or written representations, warranties or agreements in connection with this Lease other than those expressly written in this Lease.

     20.8.   Landlord and Tenant. The relationship established by this Lease is
             -------------------
that of landlord and tenant. None of the language or terminology of this Lease shall be construed to create a partnership, fiduciary relationship or any other form of relationship between Landlord and Tenant other than that of landlord and tenant.

     20.9.   Governing Law. The laws of the State of Louisiana shall govern the
             -------------
validity, performance and enforcement of this Lease.

     20.10.  Time of the Essence. Time is of the essence in the performance of
             -------------------
the obligations under this Lease and the observance of the time limitations set forth herein.

     20.11.  Light and View. This Lease does not entitle Tenant to rights of
             --------------
light or view and Tenant shall not be entitled to terminate this Lease, reduce the rent or exercise any other right or remedy by reason of the deprivation thereof.

     20.12.  Gender and Number. Words of any gender used in this Lease shall be
             -----------------
held to include any other gender and words in the singular shall be held to include the plural when the sense requires.

     20.13.  Headings. The headings in this Lease are used for convenience and
             --------
they are not to be construed as a part of this Lease or as affecting the scope of the. sections to which they refer.

             Landlord and Tenant have executed this Lease in multiple original counterparts on the date first set forth above, but effective as of October 14, 1992.

                                     LANDLORD:

                                     /s/ Beni Toledano
                                     ------------------------------
                                         Beni Toledano

                                     TENANT:

                                     HOUSE OF BLUES PARTNERSHIP
                                     MANAGEMENT CORPORATION


                                     By: /s/ Isaac Tigrett
                                        ----------------------------
                                         Isaac Tigrett, President

                                     FOR THE PURPOSES OF SECTION 8.6 ONLY:

                                     /s/ Isaac Tigrett
                                     ----------------------------------
                                         Isaac Tigrett, Individually